3rd Quarter Earnings Conference Call October 20, 2015 ® Exhibit 99.3

Third quarter 2015 results 2 *Annualized (1) Available to common shareholders from continuing operations (2) Excluding loans held for sale ($ in millions, except per share data) 3Q15 2Q15 Change Net Income(1) $246 $273 (10%) Diluted EPS(1) $0.19 $0.20 (5%) Diluted EPS Impact from significant items ($0.01) $0.01 NA Ending Loans $81,063 $80,149 1% Average Deposits $97,166 $97,100 0.1% Net Charge-offs as % of average loans* 0.30% 0.23% 7 bps Non-accrual loans(2) as % of loans 0.97% 0.94% 3 bps • Growth in checking accounts, credit card accounts and Regions360™ relationships • Net interest income growth of 2% - the highest quarterly increase in approximately 2 years • Loan growth of 1% on ending basis and 2% on average basis 3Q15 Highlights

Loans 3 For the quarter:  Ending loan balances up $914MM or 1%  Business lending achieved solid growth as balances increased 1%  Commercial and industrial grew 2%  Commitments increased 2%  Consumer lending had a strong quarter with every category achieving growth  Indirect vehicle loans up 3% as production increased 8%  Indirect lending other(1) increased 28%  Mortgage loan balances increased $141MM  Credit card balances increased 2%  Home equity increased $48MM as new production outpaced portfolio runoff Note: All percentage growth is for ending loans on a linked quarter basis (1) Includes partnerships with third parties, primarily home improvement retailers Ending loan balances ($ in billions) Average loan balances ($ in billions) $76.6 $77.3 $78.2 $80.1 $81.1 3Q14 4Q14 1Q15 2Q15 3Q15 $76.3 $77.2 $77.9 $79.2 $80.6 3Q14 4Q14 1Q15 2Q15 3Q15

$94.1 $94.2 $97.5 $97.1 $97.2 3Q14 4Q14 1Q15 2Q15 3Q15 Deposits and funding costs 4 30 bps 29 bps 29 bps 25 bps 25 bps 3Q14 4Q14 1Q15 2Q15 3Q15 Deposit costs Funding costs Ending deposit balances ($ in billions) Average deposit balances ($ in billions) $94.0 $94.0 $95.8 $97.1 $97.2 3Q14 4Q14 1Q15 2Q15 3Q15 3Q15 11 basis points ~Historical low~

$837 $837 $832 $839 $855 3.18% 3.17% 3.18% 3.16% 3.13% 3Q14 4Q14 1Q15 2Q15 3Q15 Net Interest Income (FTE) Net Interest Margin Net interest income and net interest margin  Net interest income on a FTE basis increased $16MM or 2%  Principal drivers were higher loan balances and balance sheet hedging strategies  Hedging strategies mitigate impact from low rate environment; benefit to net interest income while only modestly reducing asset sensitivity  Net interest margin declined 3 basis points to 3.13%, primarily affected by pressure on asset yields and higher cash balances 5 ($ in millions)

Non-interest income  Non-interest income declined following a strong second quarter  Mortgage income decreased 15%, primarily related to lower benefit from mortgage servicing rights and related hedge  Wealth management income up 5%, driven by insurance income and investment services fee income  Capital markets grew fees by $2MM mainly related to a pickup in loan syndications  Card and ATM fees increased 3% due to an increase in credit card usage and an increase in active credit cards 6 (1) Non-GAAP; see appendix for reconciliation (2) Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Non-interest expense

- Deposit administrative fees increased $31MM
  - Additional expense in 3Q of $23MM related to prior assessments as well as refunds in 2Q of $6MM from over payments
- Salaries and benefits down 1%; additional headcount related primarily to continued strategic investments was offset by reductions in performance based incentives
- Occupancy expenses increased linked quarter due to seasonal increases in utilities
- Furniture and fixtures increased due to investments in technology and back office infrastructure
- Outside services declined $2MM partially related to lower risk management and compliance costs
- Adjusted efficiency ratio[(1)] was 66.8%; excluding additional deposit administrative fees the resulting efficiency ratio[(1)] was 65.0%
- The company is committed to disciplined expense management and is taking steps to improve efficiencies



$826
$969
$905
$934
$895
110
65
75
1
826
859
840
859
894
3Q14
4Q14
1Q15
2Q15
3Q15
($ in millions)
Adjusted Non-Interest Expense(1)
Selected Items(1)

(1) Non-GAAP; see appendix for reconciliation

REGIONS
7

(1) Excludes loans held for sale (2) Includes commercial and investor real estate loans only (3) The All Other category includes TDRs classified as held for sale for the following periods : $13MM in 3Q14, $29MM in 4Q14, $19MM in 1Q15, $18MM in 2Q15 and $14MM in 3Q15. $75 $83 $54 $46 $60 0.39% 0.42% 0.28% 0.23% 0.30% 3Q14 4Q14 1Q15 2Q15 3Q15 Net Charge-Offs Net Charge-Offs ratio 452 468 478 471 480 866 750 666 576 483 376 368 361 357 349 $1,694 $1,586 $1,505 $1,404 $1,312 3Q14 4Q14 1Q15 2Q15 3Q15 Residential First Mortgage All Other⁽³⁾ Home Equity $837 $829 $800 $751 $789 141% 133% 137% [VALUE] 141% 3Q14 4Q14 1Q15 2Q15 3Q15 NPLs Coverage Ratio 1,688 1,493 1,727 1,787 1,838 1,297 1,206 1,097 1,163 1,416 $2,985 $2,699 $2,824 $2,950 $3,254 3Q14 4Q14 1Q15 2Q15 3Q15 Classified Loans Special Mention Asset quality 8 Net charge-offs and ratio ($ in millions) NPLs and coverage ratio(1) ($ in millions) Troubled debt restructurings ($ in millions) Criticized and classified loans(2) ($ in millions)

81% 82% 80% 83% 83% 3Q14 4Q14 1Q15 2Q15 3Q15 12.7% 12.5% 12.2% 12.1% 11.7% 3Q14 4Q14 1Q15 2Q15 3Q15 Capital and liquidity  Repurchased $270MM or 26.6MM shares of common stock and declared dividends of $79MM  Transitional basis Basel III Common Equity Tier 1 ratio estimated at 11.0%, well above current regulatory minimums  Regions remains well-positioned to be fully compliant with the Liquidity Coverage Ratio 9 (1) Current quarter ratios are estimated (2) Regions’ prior period regulatory capital ratios have not been revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects. (3) Beginning in the first quarter of 2015, Regions’ regulatory capital ratios are calculated pursuant to the phase-in provisions of the Basel III capital rules. All prior period ratios were calculated pursuant to the Basel I capital rules. (4) Non-GAAP; see appendix for reconciliation (5) Based on ending balances Common equity Tier 1 ratio – Fully phased-in pro-forma(1)(2)(4) Loan to deposit ratio(5) Tier 1 capital ratio(1)(2)(3) 11.2% 11.0% 11.2% 11.1% 10.7% 3Q14 4Q14 1Q15 2Q15 3Q15

Expectations for 2015 10 Loans Net Interest Margin  Expect total loan growth in the 4% to 6% range on a point-to-point basis and expect to skew at the higher end of the range  Commercial and industrial loans expected to drive growth within business lending portfolio  Indirect vehicle lending growth should continue  Indirect other consumer category should accelerate with new product offerings  Credit card growth anticipated to continue in near term  Mortgage balances should increase as housing market slowly improves  Home equity loans expected to modestly increase  We expect performance through year end to be marginally better than the full year guidance communicated in early 2015, which called for a decline of 10-12 basis points if rates remained persistently low.  Net interest income is expected to grow moderately even if rates remain low.  Committed to generating positive operating leverage over time Deposits  Expect full year average balance growth of 1% to 2% Operating leverage

11 Appendix

Energy lending

Outstanding Balances

($ in millions)	As of 3/31/15	As of 6/30/15	As of 9/30/15
Oilfield Services and supply	$1,192	$1,216	$1,095
Exploration and production (Upstream)	1,123	958	960
Midstream	258	284	405
Downstream	45	67	71
Other	227	176	174
Total Energy – Oil, Gas and Coal	2,845	2,701	2,705
Indirect exposure:	497	570	554
Direct and indirect exposure	$3,342	$3,271	$3,259

- Securities portfolio contains ~$240MM of high quality, investment grade corporate grade bonds that are energy related at 9/30/15

Oil Field Services Detail

Type	% of OFS	# of Clients*	Commentary
Marine	44%	9	Shelf operators are under stress, but remain well collateralized. Deepwater operators remain stable.
Integrated OFS	26%	13	Diverse client base with access to liquidity and capital markets. However, additional downgrades are likely.
Compression	11%	4	Linked to movement of natural gas, sector is stable and lower risk.
Fluid Management	9%	3	Future downgrades are expected.
Pre-drilling / Drilling	8%	3	Clients are liquid with strong backlogs.
Sand	2%	2	Small number of outstandings.

*Represents the number of clients that make up 75% of the loan balances outstanding

REGIONS

12

Non-GAAP reconciliation: Non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended								
($ amounts in millions)		9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	3Q15 vs. 2Q15		3Q15 vs. 3Q14	
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS										
Non-interest expense (GAAP)		$ 895	$ 934	$ 905	$ 969	$ 826	$ (39)	(4.2)%	$ 69	8.4 %
Adjustments:										
Professional, legal and regulatory expenses (1)		—	(48)	—	(100)	—	48	(100.0)%	—	NM
Branch consolidation, property and equipment charges (2)		(1)	(27)	(22)	(10)	—	26	(96.3)%	(1)	NM
Loss on early extinguishment of debt		—	—	(43)	—	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	A	$ 894	$ 859	$ 840	$ 859	$ 826	$ 35	4.1 %	$ 68	8.2 %
Net interest income (GAAP)		$ 836	$ 820	$ 815	$ 820	$ 821	$ 16	2.0 %	$ 15	1.8 %
Taxable-equivalent adjustment		19	19	17	17	16	—	— %	3	18.8 %
Net interest income, taxable-equivalent basis	B	$ 855	$ 839	$ 832	$ 837	$ 837	$ 16	1.9 %	$ 18	2.2 %
Non-interest income (GAAP)	C	$ 497	$ 590	$ 470	$ 474	$ 497	$ (93)	(15.8)%	$ —	— %
Adjustments:										
Securities gains, net		(7)	(6)	(5)	(12)	(7)	(1)	16.7 %	—	— %
Insurance proceeds (3)		—	(90)	—	—	—	90	(100.0)%	—	NM
Leveraged lease termination gains, net		(6)	—	(2)	—	(9)	(6)	NM	3	(33.3)%
Adjusted non-interest income (non-GAAP)	D	$ 484	$ 494	$ 463	$ 462	$ 481	$ (10)	(2.0)%	$ 3	0.6 %
Total revenue, taxable-equivalent basis	B+C	$ 1,352	$ 1,429	$ 1,302	$ 1,311	$ 1,334	$ (77)	(5.4)%	$ 18	1.3 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	B+D=E	$ 1,339	$ 1,333	$ 1,295	$ 1,299	$ 1,318	$ 6	0.5 %	$ 21	1.6 %
Adjusted efficiency ratio (non-GAAP) (4)	A/E	66.8 %	64.5 %	64.9 %	66.1 %	62.7 %				
Adjusted fee income ratio (non-GAAP)	D/E	36.2 %	37.0 %	35.7 %	35.6 %	36.5 %				

NM - Not Meaningful

(1) Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(2) Branch consolidation, property and equipment charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

(3) Insurance proceeds recognized in the second quarter of 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(4) Excluding $23 million of deposit administrative fee adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%

REGIONS

13

Non-GAAP reconciliation: Basel III common equity Tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

($ amounts in millions)		9/30/2015	6/30/2015	3/31/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)				
Stockholder's equity (GAAP)		$ 16,952	$ 16,899	$ 17,051
Non-qualifying goodwill and intangibles		(4,913)	(4,902)	(4,910)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		41	183	1
Preferred stock (GAAP)		(836)	(852)	(868)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	A	$ 11,244	$ 11,328	$ 11,274
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	B	$ 104,772	$ 102,479	$ 101,027
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	A/B	10.7 %	11.1 %	11.2 %

(1) Current quarter amount and the resulting ratio are estimated. Regulatory capital measures for periods prior to the first quarter of 2015 were not revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects. As a result, those calculations have been removed from the table.

(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS

14

Forward-looking statements The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward- looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. This presentation may include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: 15 • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain no regulatory objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with applicable capital and liquidity requirements (including the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, "denial of service" attacks, "hacking" and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect how we report our financial results. • The effects of any damage to our reputation resulting from developments related to any of the items identified above.

16 ®